EX-Filing Fees
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be	Equity	Class A	457(f) and	630,000	$82.81	$52,170,300	0.0001102	$5,749.17
Paid		Common Stock,	457(r)
		$0.01 par value
		per share

Carry Forward Securities
Carry
Forward
Securities
	Total Offering Amounts					$52,170,300		$5,749.17
	Total Fees Previously Paid
	Total Fees Offsets							($4,091.00)
	Net Fee Due							$1,658.17

 _____________________
(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act and based upon the average of the high and low prices for the Registrant’s Common Stock reported on the Nasdaq Stock Market LLC’s Global Select Market on July 20, 2023.

Table 2: Fee Offset Claims and Sources(1)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Interactive Brokers Group, Inc.	424b5	333-219552	10/7/2019		$3,852.00	Equity	Class A common Stock	990,000	46,599,300

Fee Offset Sources	Interactive Brokers Group, Inc.	424b5	333-219552		10/7/2019						$6,110.00

Fee Offset Claims	Interactive Brokers Group, Inc.	424b5	333-240121	7/27/2020		$239.00	Equity	Class A common Stock	630,000	31,512,600

Fee Offset Sources	Interactive Brokers Group, Inc.	424b5	333-240121		7/27/2020						$379.00

_____________________
(1)
On October 7, 2019, in connection with the filing of a prospectus supplement (Registration No. 333-219552) (the “2019 Prospectus Supplement”), the Registrant previously paid a filing fee of $6,110 for the registration of 1,000,000 shares of Class A common stock. On July 27, 2020, pursuant to Rule 457(p), the Registrant applied $6,049 of the filing fee paid in connection with the filing of the 2019 Prospectus Supplement to offset the filing fee due in connection with the filing of a prospectus supplement (the “2020 Prospectus Supplement”) and paid an additional $379 in connection with the filing of the 2020 Prospectus Supplement.

Pursuant to Rule 457(p), the Registrant is offsetting $3,852 in filing fees previously paid in connection with the 2019 Prospectus Supplement and $239 in filing fees previously paid in connection with the 2020 Prospectus Supplement against the total $5,435.36 filing fee currently due. Any offering of unsold shares of Class A common stock pursuant to the 2019 Prospectus Supplement or 2020 Prospectus Supplement has been completed.